Exhibit 16

HLB	HAM, LANGSTON & BREZINA, L.L.P.	11550 FUQUA, SUITE 475 HOUSTON, TEXAS 77034 PHONE (281) 481-1040 FAX (281) 481-8485 www.hlb-cpa.com

January 7, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Winwheel Bullion Inc. (Formerly Skreem Entertainment Corporation), which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K, as part of the Form 8-K/A of Winwheel Bullion Inc. dated January 7, 2009. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Ham, Langston & Brezina, LLP
Ham, Langston & Brezina, LLP